FT 1053

                         TRUST AGREEMENT

                    Dated:  October 13, 2005

     This Trust Agreement among First Trust Portfolios, L.P., as Depositor, The Bank of New York, as Trustee, Securities Evaluation Service, Inc., as Evaluator, and First Trust Advisors L.P., as Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for FT 906 and certain subsequent Series, effective October 19, 2004" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                        WITNESSETH THAT:

     In   consideration  of  the  premises  and  of  the   mutual
agreements herein contained, the Depositor, the Trustee, the Evaluator and Portfolio Supervisor agree as follows:

                             PART I

             STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the Provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                             PART II

              SPECIAL TERMS AND CONDITIONS OF TRUST

   CORPORATE INVESTMENT GRADE PORTFOLIO-INTERMEDIATE, SERIES 4

     The following special terms and conditions are hereby agreed to:

         (a)    The  Bonds defined in Section 1.01(5)  listed  in
   Schedule A hereto have been deposited in trust under this Trust Agreement.

         (b) The fractional undivided interest in and ownership of the Trust Fund represented by each Unit for a Trust is the amount set in the "Summary of Essential Information" in the Prospectus.

         (c)    The  number of units in a Trust  referred  to  in
   Section  2.03  is  set  forth  in the  "Summary  of  Essential
   Information" in the Prospectus.

         (d) For each Trust the First General Record Date and the amount of the second distribution of funds from the Interest Account shall be the record date for the Interest Account and the amount set forth in the "Summary of Essential Information" in the Prospectus.

         (e) For each Trust the "First Settlement Date" is the date set forth in the "Summary of Essential Information" in the Prospectus.

         (f)    the  term  "Bonds" as set forth in  the  standard
   Terms and Conditions of Trust shall be replaced with the  term
   "Securities."

          (g) First Trust Advisors L.P.'s compensation as referred to in Section 3.15 of the Standard Terms and Conditions of Trust shall be in the amount of $.45 per Unit.

         (h)    The  Evaluator's compensation as referred  to  in
   Section 4.03 of the Standard Terms and Conditions of Trust shall be in the amount of $.50 per Unit.

         (i)    The  Trustee's compensation  as  referred  to  in
   Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee in the amount of $1.05 and $0.80 per Unit for those portions of the Trust representing monthly and semi-annual distribution plans, respectively.


                            PART III

           A. Notwithstanding anything to the contrary in the Standard Terms and Condition of Trust, Section 3.07 shall be amended to include the following section after section (g):

        "(h) that there has been a public tender offer made for a Security or a merger or acquisition is announced affecting a Security, and that in the opinion of the Sponsor the sale or tender of the Security is in the best interest of the Unit holders."

     IN WITNESS WHEREOF, First Trust Portfolios, L.P., The Bank of New York, Securities Evaluation Service, Inc. and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                             FIRST TRUST PORTFOLIOS, L.P.,
                               Depositor


                             By  Jason T. Henry
                                 Senior Vice President


                             THE BANK OF NEW YORK, Trustee


                             By  Joan A. Currie
                                 Vice President
(SEAL)

Attest:


Michael Kuhl
Assistant Vice President

                              SECURITIES EVALUATION SERVICE,
                                INC., Evaluator


                              By   James Couture
                                   President
(SEAL)

Attest:


James G. Prince
Vice President and
  Assistant Secretary
                              FIRST TRUST ADVISORS L.P.,
                                Portfolio Supervisor


                              By   Jason T. Henry
                                   Senior Vice President


                  SCHEDULE A TO TRUST AGREEMENT

                 Securities Initially Deposited
                             FT 1053


     (Note:   Incorporated herein and made a part hereof  is  the
"Schedule of Investments" as set forth for each Trust in the Prospectus.)